Exhibit 4.1

                                 EXECUTION COPY


                               SALE AND SERVICING

                                   AGREEMENT

                                     among

                       THE MONEY STORE AUTO TRUST 1996-1
                                    Issuer,

                            TMS AUTO HOLDINGS, INC.
                                    Seller,

                       THE MONEY STORE AUTO FINANCE INC.
                                 Servicer, and

                              THE MONEY STORE INC.
                                 Representative

                            Dated as of May 31, 1996

                               Table of Contents
                                [to be updated]
                                                                     Page
                                 ARTICLE I

                                  Definitions

SECTION 1.1. Definitions ..............................................1
SECTION 1.2. Other Definitional Provisions ...........................22

                                   ARTICLE II

                           Conveyance of Receivables

SECTION 2.1. Conveyance of Initial Receivables.........................22
SECTION 2.2. Conveyance of Subsequent Receivables......................23

                                  ARTICLE III

                                The Receivables

SECTION 3.1. Representations and Warranties of
              Seller...................................................26
SECTION 3.2. Repurchase upon Breach ...................................30
SECTION 3.3. Custody of Receivable Files ..............................31
SECTION 3.4. Duties of Servicer as Custodian ..........................31
SECTION 3.5. Instructions; Authority To Act ...........................32
SECTION 3.6. Custodian's Indemnification ..............................32
SECTION 3.7. Effective Period and Termination .........................33

                                   ARTICLE IV

                  Administration and Servicing of Receivables

SECTION 4.1.   Duties of Servicer.......................................34
SECTION 4.2.   Collection and Allocation of
               Receivable Payments......................................34
SECTION 4.3.   Realization upon Receivables.............................35
SECTION 4.4.   Physical Damage Insurance................................36
SECTION 4.5.   Maintenance of Security Interests
                in Financed Vehicles....................................36
SECTION 4.5-A. Segregation of Receivable Files..........................44
SECTION 4.6.   Covenants of Servicer....................................36
SECTION 4.7.   Purchase of Receivables upon Breach......................36
SECTION 4.8.   Servicing Fee............................................37
SECTION 4.9.   Servicer's Certificate...................................37
SECTION 4.10.  Annual Statement as to Compliance;
                Notice of Default.......................................38
SECTION 4.11.  Annual Independent Certified Public
                Accountants' Report.....................................38
SECTION 4.12.  Access to Certain Documentation and
                Information Regarding Receivables.......................39
SECTION 4.13.  Servicer Expenses........................................39
SECTION 4.14.  Appointment of Subservicer...............................39
SECTION 4.15.  Obligations under Basic Documents........................49

                                   ARTICLE V

                        Distributions; Reserve Account;
                Statements to Certificateholders and Noteholders

SECTION 5.1.  Establishment of Trust Accounts ..........................40
SECTION 5.1-A.Capitalized Interest Account .............................52
SECTION 5.2.  Collections ..............................................43
SECTION 5.3.  Application of Collections ...............................43
SECTION 5.4   Withdrawals from Spread Account ..........................53
SECTION 5.5.  Additional Deposits ......................................45
SECTION 5.6.  Distributions ............................................45
SECTION 5.7.  Pre-Funding Account ......................................47
SECTION 5.8.  Statements to Certificateholders
               and Noteholders .........................................48
SECTION 5.9.  Net Deposits .............................................49
SECTION 5.10. Optional Deposits by the Security
               Insurer .................................................58


                                   ARTICLE VA

SECTION 5A.1.  Claims Under Policy .....................................59
SECTION 5A.2.  Preference Claims; Direction of
                 Proceedings ...........................................60
SECTION 5A.3.  Surrender of Policy .....................................61


                                   ARTICLE VI

                                   The Seller

SECTION 6.1.   Representations of Seller ...............................50
SECTION 6.2.   Corporate Existence .....................................52
SECTION 6.3.   Liability of Seller; Indemnities ........................52
SECTION 6.4.   Merger or Consolidation of, or
                 Assumption of the Obligations of,
                 Seller ................................................54
SECTION 6.5.   Limitation on Liability of Seller
                  and Others ...........................................55
SECTION 6.6.   Seller May Own Certificates or Notes ....................55

                                  ARTICLE VII

                                  The Servicer

SECTION 7.1.  Representations of Servicer ..............................55
SECTION 7.2.  Indemnities of Servicer ..................................57
SECTION 7.3.   Merger or Consolidation of, or
               Assumption of the Obligations of,
               Servicer ................................................58
SECTION 7.4.     Limitation on Liability of Servicer
                 and Others ............................................59
SECTION 7.5.     Servicer Not To Resign ................................59

                                  ARTICLE VIII

                                    Default

SECTION 8.1.    Servicer Default........................................60
SECTION 8.2.    Appointment of Successor................................62
SECTION 8.3.    [RESERVED]..............................................62
SECTION 8.4.    Notification to Noteholders and
                 Certificateholders.....................................63
SECTION 8.5.    Waiver of Past Defaults.................................63

                                   ARTICLE IX

                                  Termination

SECTION 9.1.    Optional Purchase of All Receivables ...................63

                                   ARTICLE X

                     Administrative Duties of the Servicer

SECTION 10.1.   Administrative Duties..................................65
SECTION 10.2.   Records................................................67
SECTION 10.3.   Additional Information to be Furnished
                  to the Issuer........................................67

                                   ARTICLE XI

                            Miscellaneous Provisions

SECTION 11.1.   Amendment...............................................67
SECTION 11.2.   Protection of Title to Trust............................69
SECTION 11.3.   Notices.................................................71
SECTION 11.4.   Assignment..............................................72
SECTION 11.5.   Limitations on Rights of Others ........................72
SECTION 11.6.   Severability ...........................................72
SECTION 11.7.   Separate Counterparts ..................................72
SECTION 11.8.   Headings ...............................................72
SECTION 11.9.   Governing Law ..........................................72
SECTION 11.10.  Assignment to Trustee ..................................72
SECTION 11.11.  Nonpetition Covenants ..................................73
SECTION 11.12.  Limitation of Liability of
                    Owner Trustee and Trustee ..........................73
SECTION 11.13.    Independence of the Servicer..........................73
SECTION 11.14.    No Joint Venture......................................74
SECTION 11.15.    Third-Party Beneficiaries.............................87
SECTION 11.16.    Disclaimer by Security Insurer........................88


                                   SCHEDULES

Schedule A        -       Schedule of Receivables
Schedule B        -       Location of Receivables

                                    EXHIBITS

Exhibit A           -       Form of Subsequent Transfer Agreement
Exhibit B           -       Form of Monthly Certificateholder Statement
Exhibit C           -       Form of Monthly Noteholder Statement
Exhibit D           -       Form of Servicer's Certificate
Exhibit E           -       Form of Accountants Letter
Exhibit F           -       Form of Stamp

          SALE AND SERVICING AGREEMENT dated as of May 31, 1996, among THE MONEY STORE AUTO TRUST 1996-1, a Delaware business trust (the "Issuer"), TMS AUTO HOLDINGS, INC., a Delaware corporation (the "Seller"), THE MONEY STORE AUTO FINANCE, INC., a Delaware corporation (the "Servicer"), and THE MONEY STORE INC., a New Jersey corporation (the "Representative").

          WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by The Money Store Auto Finance Inc. through motor vehicle dealers;

          WHEREAS the Seller has purchased such receivables from The Money Store Auto Finance Inc. and is willing to sell such receivables to the Issuer;

          WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by The Money Store Auto Finance Inc. through motor vehicle dealers;

          WHEREAS the Seller has an agreement to purchase such additional receivables from The Money Store Auto Finance Inc. and is willing to sell such receivables to the Issuer;

          WHEREAS the Servicer is willing to service all such receivables;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          "Addition Notice" means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller's election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

          "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period and (ii) any Receivable that was purchased or repurchased by any Person pursuant to the Agreement during the related Monthly Period) as of the date of determination.

          "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

          "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

          "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

          "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account), (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, (iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date, (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trustee or Controlling Party for distribution pursuant to Section 5.6 of the Indenture, and (v) any Insolvency Proceeds received pursuant to Section 9.1(b) hereof.

          "Average Default Rate" means, with respect to any Distribution Date, the arithmetic average of the Default Rate for such Distribution Date and the Default Rates for the two immediately preceding Distribution Dates.

          "Average Delinquency Ratio" means, with respect to any Distribution Date, the arithmetic average of the Delinquency Ratio for such Distribution Date and the Delinquency Ratios for the two immediately preceding Distribution Dates.

          "Average Net Loss Rate" with respect to any Distribution Date, the arithmetic average of the Net Loss Rates for the three immediately preceding Monthly Periods.

          "Base Servicing Fee" means, with respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of such Monthly Period.

          "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Indenture, the Spread Account Agreement, the Depository Agreements and other documents and certificates delivered in connection therewith.

          "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of California, Delaware, Minnesota, New Jersey or New York are authorized or obligated to be closed.

          "Capitalized Interest Account" means the account designated as such, established and maintained pursuant to Section 5.1A.

          "Capitalized Interest Account Initial Deposit" means $419,191.73 deposited on the Closing Date.

          "Certificate" means a Trust Certificate (as defined in the Trust Agreement).

          "Certificate Balance" equals, initially, $7,000,000 and thereafter equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

          "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

          "Certificate Policy" means the financial guaranty insurance policy issued by the Security Insurer to the Owner Trustee for the benefit of the Certificateholders.

          "Certificate Policy Claim Amount" shall have the meaning set forth in
Section 5A.1(a).

          "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance as of such Distribution Date divided by the initial Certificate Balance.

          "Certificate Prepayment Amount" means, as of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Certificateholders' pro rata share (based on the respective current outstanding principal balance of each Class of Notes and the current Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          "Certificate Rate" means 7.10% per annum.

          "Certificateholder" has the meaning assigned to such term in the Trust Agreement.

          "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificate- holders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

          "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificate- holders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Certificate Rate that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

          "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the
Certificateholders' Interest Carryover Shortfall for such Distribution Date.

          "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months for purposes of this definition.

          "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

          "Certificateholders' Percentage" means (i) for each Distribution Date prior to the Distribution Date on which the Class A-3 Notes are paid in full, zero, (ii) on the Distribution Date on which the Class A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Distribution Date over (y) the outstanding principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, 100%.

          "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

          "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificate-holders' Principal Distributable Amount (i) shall not exceed the Certificate Balance and
(ii) shall equal the Certificate Balance on the Final Scheduled Distribution Date for the Certificates.

          "Class" means the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the context requires.

          "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

          "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

          "Class A-3 Notes" has the meaning assigned to such term in the Indenture.

          "Closing Date" means June 26, 1996.

          "Collateral Agent" means the Person serving in such capacity under the Spread Account Agreement.

          "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

          "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

          "Computer Tape" means the computer tapes or other electronic media furnished by TMS Auto Holdings, Inc. to the Issuer and its assigns describing certain characteristics of the Initial Receivables as of the Cutoff Date and of Subsequent Receivables as of the related Subsequent Cutoff Date.

          "Contract" means a motor vehicle retail installment sale contract.

          "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801, Attention: Lisa Wilkins, and (ii) with respect to the Indenture Trustee, the Indenture Collateral Agent and the Collateral Agent, the principal corporate trust office of the Indenture Trustee, which at the time of execution of this agreement is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department.

          "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

          "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to the Seller under an existing agreement between such Dealer and the Seller.

          "Dealer Agreement" means any agreement between a Dealer and TMS Auto Finance relating to the acquisition of Receivables from a Dealer by TMS Auto Finance.

          "Defaulted Receivable" means a Receivable with respect to which: (i) ten percent or more of a Scheduled Payment is 120 or more days delinquent, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired) or (iii) such Receivable is in default and the Servicer has determined in good faith that payments thereunder are not likely to be resumed.

          "Deficiency Claim Amount" shall have the meaning set forth in Section 5.4.

          "Deficiency Claim Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

          "Deficiency Notice" shall have the meaning set forth in Section 5.4.

          "Delinquency Ratio" means, with respect to any Distribution Date, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate Principal Balance of all Receivables other than those for which the related Financed Vehicle has been repossessed that were 30 or more days delinquent with respect to more than 10% of a Scheduled Payment as of the last day of the related Monthly Period and (b) the denominator of which is equal to the Aggregate Principal Balance of the Receivables as of the first day of the related Monthly Period.

          "Delivery" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

          "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

          "Depository Agreements" mean the Certificate Depository Agreement and the Note Depository Agreement.

          "Determination Date" means, with respect to any Distribution Date, the fifth Business Day prior to the related Distribution Date.

          "Distribution Amount" means, with respect to a Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received (from an Insurer Optional Deposit or the Spread Account or otherwise other than from draws under the Policies) by the Trustee with respect to such Distribution Date.

          "Distribution Date" means, with respect to each Monthly Period, the twentieth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on July 22, 1996.

          "Draw Date" means, with respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

          "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "Eligible Institution" means (a) the corporate trust department of the Trustee or any other entity specified in the Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and Aaa or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's or any other short-term or certificate of deposit rating acceptable to the Rating Agencies and to the Security Insurer and (ii) whose deposits are insured by the FDIC. If so qualified, the Owner Trustee or the Trustee may be considered an Eligible Institution.

          "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          (d) investments in money market funds (including funds for which the Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and having been approved by the Security Insurer;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

          (g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Security Insurer.

          Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Indenture Trustee or any of its Affiliates.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Final Scheduled Distribution Date" means with respect to (i) the Class A-1 Notes, the July, 1997 Distribution Date, (ii) the Class A-2 Notes, the December, 2002 Distribution Date, (iii) the Class A-3 Notes, the December, 2002 Distribution Date, and (iv) the Certificates, the December, 2002 Distribution Date.

          "Final Scheduled Maturity Date" means November 30, 2002.

          "Financed Vehicle" means an automobile or light-duty truck van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

          "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such Distribution Date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Default occurs, (c) the date on which an Insolvency Event occurs with respect to the General Partner and (d) the close of business on the September, 1996 Distribution Date.

          "General Partner" means the General Partner under the Trust
Agreement.

          "Guaranteed Certificate Distribution" has the meaning assigned to such term in the Certificate Policy.

          "Guaranteed Note Distribution" has the meaning assigned to such term in the Note Policy.

          "Indenture" means the Indenture dated as of May 31, 1996, among the Issuer, the Indenture Collateral Agent and the Trustee, as the same may be amended and supplemented from time to time.

          "Indenture Collateral Agent" means the Person acting as Indenture Collateral Agent under the Indenture, its successors in interest and any successor Indenture Collateral Agent under the Indenture.

          "Initial Cutoff Date" means as to any Initial Receivable, the later of May 31, 1996 and the date of origination of such Initial Receivable.

          "Initial Receivables" means any Receivable conveyed to the Trust on the Closing Date.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of May 31, 1996, among the Security Insurer, the Trust, the Representative, the Seller and TMS Auto Finance.

          "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

          "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

          "Insurer Default" means the occurrence and continuance of any of the following events:

          (a) the Security Insurer shall have failed to make a payment required under the Note Policy or the Certificate Policy in accordance with its respective terms;

          (b) The Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
     (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Security Insurer (or the taking of possession of all or any material portion of the property of the Security Insurer).

          "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.10, at its sole option, to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.

          "Interest Period" means, with respect to any Distribution Date, the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date.

          "Interest Rate" means, with respect to (i) the Class A-1 Notes, 5.6375% per annum (computed on the basis of the actual number of days elapsed in a 360-day year), (ii) the Class A-2 Notes, the London interbank offered rates for one-month U.S. dollar deposits ("LIBOR") plus 0.09%, subject to a maximum rate equal to 12% per annum (computed on the basis of the actual number of days elapsed in a 360-day year) and (iii) the Class A-3 Notes, 6.85% per annum (computed on the basis of a 360-day year of twelve 30-day months).

          "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts and the Certificate Distribution Account.

          "Issuer" means The Money Store Auto Trust 1996-1.

          "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

          "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

          "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a Scheduled Payment shall have become 150 or more days delinquent, or (iv) the Financed Vehicle has been sold and the proceeds received.

          "Mandatory Redemption Date" means the earlier of (i) the Distribution Date in September 1996 and (ii) if the last day of the Funding Period occurs on or prior to the Determination Date in July or August 1996, the Distribution Date relating to such Determination Date.

          "Monthly Capitalized Interest Amount" means (i) in the case of the July, August or September 1996 Distribution Dates, an amount equal to the product of (x) a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360, (y) weighted average of each Interest Rate and the Certificate Rate and (z) the difference between the sum of the aggregate principal amount of the Notes and the Certificate Balance immediately prior to the applicable Distribution Date and the Pool Balance as of the last day of the second preceding Monthly Period, or in the case of the July Distribution Date, as of the Closing Date.

          "Monthly Period" means with respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Moody's" means Moody's Investors Service, Inc., or its successor.

          "Net Liquidation Proceeds" means, with respect to Liquidated Receivables, (i) proceeds from the disposition of the vehicles securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

          "Net Loss Rate" means for any Monthly Period, the product, expressed as a percentage, of twelve multiplied by a fraction, the numerator of which is equal to (i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during such Monthly Period less (ii) the Net Liquidation Proceeds received by the Trust with respect to Receivables which became Liquidated Receivables in prior Monthly Periods, and the denominator of which is equal to the Aggregate Principal Balance of the Receivables as of the first day of such Monthly Period.

          "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.

          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate borne by each Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. Interest shall be computed on the basis of (i) the actual number of days elapsed in a 360-day year in the case of the Class A-1 Notes and the Class A-2 Notes and (ii) a 360-day year of twelve 30-day months in the case of the Class A-3 Notes.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i)(A) in the case of the Class A-1 Notes and the Class A-2 Notes, the product of the Interest Rate for such Class and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and the denominator of which is 360 and (B) in the case of the Class A-3 Notes, one-twelfth of the Interest Rate for such Class (or, in the case of the first Distribution Date, the Interest Rate for such Class multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (ii) the outstanding principal amount of the Notes of such Class immediately preceding such Distribution Date.

          "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

          "Noteholders' Percentage" means with respect to any Determination Date (i) relating to a Distribution Date prior to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, 100%;
(ii) relating to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount; and (iii) relating to any other Distribution Date, 0%.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

          "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and
(ii).

          "Note Policy" means the financial guaranty insurance policy issued by the Security Insurer to the Trustee for the benefit of the Noteholders.

          "Note Pool Factor" for each Class of Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

          "Note Prepayment Amount" means, as of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Noteholders' pro rata share (based on the respective current outstanding principal balance of each Class of Notes and the current Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

          "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

          "Officers' Certificate" means a certificate signed by the (a) chairman of the board, the president, any executive vice president or any vice president and (b) any treasurer, assistant treasurer, secretary or assistant secretary of the Representative, the Seller or the Servicer, as appropriate.

          "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Representatives, the Seller or the Servicer, which counsel shall be acceptable to the Trustee, the Owner Trustee, the Security Insurer or the Rating Agencies, as applicable.

          "Original Pool Balance" means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Subsequent Cutoff Dates.

          "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

          "Owner Trustee" means Bankers Trust (Delaware), not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

          "Payahead" on a Receivable that is a Precomputed Receivable means the amount, as of the close of business on the last day of a Monthly Period, computed in accordance with Section 5.3 with respect to such Receivable.

          "Payahead Account" means the account designated as such, established and maintained pursuant to Section 5.1(e)(i).

          "Payahead Balance" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Monthly Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 5.3 and 5.6(a).

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

          "Policies" means the Certificate Policy and the Note Policy.

          "Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

          "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Rule of 78's Method.

          "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be $49,999,564.54.

          "Pre-Funding Account" has the meaning specified in Section
5.1(a)(iii).

          "Pre-Funding Earnings" means any investment earnings (net of losses) on amounts on deposit in the Pre-Funding Account.

          "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts (including Payaheads applied to Scheduled Payments) received on or prior to such date and allocable to principal in accordance with (x) in the case of Simple Interest Receivables the terms of the Receivable and (y) in the case of Precomputed Receivables, the actuarial method, and (ii) any Cram Down Loss in respect of such Receivable.

          "Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Principal Distributable Amount plus any outstanding Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal deposited in the Note Distribution Account and/or the Certificate Distribution Account with respect to such current Distribution Date.

          "Principal Distributable Amount" means, with respect to any Distribution Date, without duplication, the sum of (i) the principal portion (calculated in the case of Precomputed Receivables on the basis of the actuarial method and in the case of Simple Interest Receivables, calculated on the basis of the Simple Interest Method) of all Collected Funds received during the immediately preceding Monthly Period (other than Liquidated Receivables and Purchased Receivables) including the principal portion of all prepayments and all principal amounts required to be withdrawn from the Payahead Account on such Distribution Date but excluding any Payaheads received during such Monthly Period that are required to be deposited in the Payahead Account pursuant to
Section 5.3, (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Monthly Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Monthly Period, (iv) in the sole discretion of the Security Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Monthly Period but were not purchased, (v) the aggregate amount of Cram Down Losses that shall have occurred during the related Monthly Period; and (vi) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trustee or Controlling Party for distribution pursuant to Section 5.6 of the Indenture.

          "Purchase Agreement" means the Purchase Agreement between the Seller and TMS Auto Finance, dated as of May 31, 1996, pursuant to which the Seller acquired the Initial Receivables, as such Agreement may be amended from time to time.

          "Purchase Amount" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as TMS Auto Finance is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

          "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Monthly Period by the Servicer or the Representative pursuant to Section 4.7 or repurchased by the Seller, TMS Auto Finance or the Representative pursuant to Section 3.2.

          "Rating Agency" means Moody's and Standard & Poor's. If no such organization or successor maintains a rating on the Securities, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trustee, the Owner Trustee and the Servicer.

          "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Security Insurer, the Owner Trustee and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes or the Certificates.

          "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

          "Receivable" means any Contract listed on Schedule A, as such Schedule shall be amended to reflect the transfer of Subsequent Receivables to the Trust (which Schedule may be in the form of microfiche).

          "Receivable Files" means the documents specified in Section 3.3.

          "Record Date" with respect to each Distribution Date means the day immediately preceding such Distribution Date, unless otherwise specified in the Agreement.

          "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

          "Rule of 78's Method" means the method under which a portion of a payment allocated to earned interest and the portion allocable to principal is determined according to the sum of the month's digits or any equivalent method commonly referred to as the "Rule of 78's."

          "Rule of 78s Receivable" means a Receivable which by its terms calculates interest and principal with respect to each scheduled payment in accordance with the Rule of 78s method.

          "Scheduled Payment" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during the respective Monthly Period sufficient to amortize the Principal Balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR.

          "Security Insurer" means Financial Security Assurance, Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Policies.

          "Seller" means TMS Auto Holdings, Inc., a Delaware corporation, and its successors in interest to the extent permitted hereunder.

          "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

          "Servicer" means The Money Store Auto Finance Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 7.3 or 8.2.

          "Servicer Default" means an event specified in Section 8.1.

          "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit D.

          "Servicing Fee" has the meaning specified in Section 4.8.

          "Servicing Fee Rate" means 1.5% per annum.

          "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made (in some states assuming 30 day months), divided by the actual number of days in a year (360 days in states which assume 30 day months) and the remainder of such payment is allocable to principal.

          "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

          "Specified Spread Account Requirement" has the meaning specified in the Spread Account Agreement.

          "Spread Account" means the account designated as such, established and maintained pursuant to Section 5.1.

          "Spread Account Agreement" means the Spread Account Agreement dated as of May 31, 1996 among the Seller, the Servicer and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

          "Spread Account Initial Deposit" means, (i) with respect to the Closing Date, an amount equal to 3.5% of the aggregate principal balance of the Initial Receivables as of the Cutoff Date (which is equal to $5,250,015.24) and, (ii) with respect to each Subsequent Transfer Date after the Closing Date, an amount equal to 3.5% of the aggregate principal balance of the Subsequent Receivables as of the related Subsequent Cutoff Date transferred to the Trust on such Subsequent Transfer Date.

          "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

          "Subsequent Cutoff Date" means (i) the last day of the month preceding the month in which particular Subsequent Receivables are conveyed to the Trust pursuant to this Agreement or (ii) if any such Subsequent Receivable is originated in the month of the related Subsequent Transfer Date, the date of origination.

          "Subsequent Purchase Agreement" means an agreement by and between the Seller and TMS Auto Finance pursuant to which the Seller will acquire Subsequent Receivables.

          "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.

          "Subsequent Transfer Agreement" has the meaning assigned thereto in
Section 2.2(b).

          "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Trust.

          "Supplemental Servicing Fee" means charges including, in the case of a Precomputed Receivable that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s," and other late fees, prepayment fees, administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables during the related Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables during the related Monthly Period.

          "TMS Auto Finance" means The Money Store Auto Finance Inc., a Delaware corporation.

          "Trigger Event" means that any of the following tests shall not be satisfied:

          (i) For any Distribution Date, the Average Delinquency Ratio is less than 6%;

          (ii) For any Distribution Date, commencing with the Distribution Date on July 22, 1996, the Average Default Rate (determined on the related Determination Date) is less than 12% and for each Distribution Date thereafter, commencing with the Distribution Date on July 21, 1997, is less than 9%; and

          (iii) For any Distribution Date, commencing with the Distribution Date on July 22, 1996, the Average Net Loss Rate (determined on the related Determination Date) is less than 6%, and for each Distribution Date thereafter, commencing with the Distribution Date on July 21, 1997, is less than 4.5%.

          "Trust" means the Issuer.

          "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "Trust Accounts" has the meaning assigned thereto in Section 5.1.

          "Trust Agreement" means the Trust Agreement dated as of May 31, 1996, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

          "Trust Officer" means, (i) in the case of the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

          "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date of the Agreement.

          SECTION 1.2. Other Definitional Provisions.

               (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

               (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

               (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

               (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

               (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                           Conveyance of Receivables

          SECTION 2.1. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                    (a) the Initial Receivables, and all moneys received thereon after the Initial Cutoff Date and, in the case of Precomputed Receivables, certain moneys received thereon on or prior to the Initial Cutoff Date that relate to Scheduled Payments due after the Initial Cutoff Date to be deposited with the Trust pursuant to
          Section 5.2;

                    (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Vehicles;

                    (c) any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Initial Receivables;

                    (d) any proceeds from any Initial Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement;

                    (e) all rights under any Service Contracts on the related Financed Vehicles;

                    (f) the related Receivables Files;

                    (g) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the Seller's rights under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of TMS Auto Finance under the Purchase Agreement; and

                    (h) the proceeds of any and all of the foregoing.

          It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.1 for the benefit of the Certificateholders.

          SECTION 2.2. Conveyance of Subsequent Receivables. (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.7(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:


                    I (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Agreement, and, in the case of Precomputed Receivables, certain moneys received thereon on or prior to the related Subsequent Cutoff Date due after the related Subsequent Cutoff Date as set forth in the related Subsequent Transfer Agreement; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                    (iii) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

                    (iv) any proceeds from any Subsequent Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement;

                    (v) all rights under any Service Contracts on the related Financed Vehicles:

                    (vi) the related Receivables Files;

                    (vii) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Subsequent Purchase Agreements, including the Seller's rights under each of the Subsequent Purchase Agreements, and the delivery requirements, representations and warranties and the cure and repurchase obligations of TMS Auto Finance under each of the Subsequent Purchase Agreements, on or after the related Subsequent Cutoff Date; and

                    (viii) the proceeds of any and all of the foregoing.

          (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                    (i) the Seller shall have provided the Trustee, the Owner Trustee, the Security Insurer and the Rating Agencies with an Addition Notice not later than five days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                    (ii) the Seller shall have delivered to the Owner Trustee and the Trustee a duly executed Subsequent Transfer Agreement which shall include supplements to Schedule A, listing the Subsequent Receivables;

                    (iii) the Seller shall, to the extent required by Section 5.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                    (iv) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Dte,(B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                    (v) the applicable Spread Account Initial Deposit, if any, for such Subsequent Transfer Date shall have been made by the Seller with the Collateral Agent;

                    (vi) the Funding Period shall not have terminated;

                    (vii) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables transferred to the Trust pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (i) the weighted average APR of the Receivables transferred to the Trustee shall not be less than 19%, unless, with the prior consent of the Rating Agencies and the Security Insurer, the Seller increases the Spread Account Initial Deposit by the Additional Amount solely relating thereto; (ii) the weighted average remaining term of the Receivables transferred to the Trust shall not be greater than 55 months; (iii) not more than 45% of the Aggregate Principal Balance shall have Obligors whose mailing addresses are in California; and (iv) not more than 10% of the Aggregate Principal Balance shall have Obligors whose mailing addresses are in any one state other than California unless an Opinion of Counsel acceptable to the Rating Agencies and the Security Insurer with respect to the security interest in the related Financed Vehicles is furnished by the Seller on or prior to such Subsequent Transfer Date;

                    (viii) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                    (ix) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement;

                    (x) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Trust in the Owner Trust Estate and the first perfected security interest of the Indenture Collateral Agent in the Collateral;

                    (xi) the Seller shall have delivered to the Trust the payahead amounts specified in the related Subsequent Transfer Agreement with respect to those Subsequent Receivables which are Precomputed Receivables for which certain amounts have been prepaid;

                    (xii) no selection procedures adverse to the interests of the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                    (xiii) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

                    (xiv) the Seller shall have delivered (A) to the Rating Agencies and the Security Insurer an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies and the Security Insurer on the Closing Date and (B) to the Trustee the Opinion of Counsel required by Section 11.2(i)(1);

                    (xv) each Rating Agency shall have confirmed that the rating on the Notes and the Certificates shall not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust;

                    (xvi) the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved the transfer of such Subsequent Receivables to the Trust; and

                    (xvii) the Seller shall have delivered to the Security Insurer and the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph
          (b).

The Seller and the Representative jointly and severally covenant that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in
Section 4.7.


                                  ARTICLE III

                                The Receivables

     SECTION 3.1. Representations and Warranties of Seller. The Representative and the Seller, jointly and severally, make the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Security Insurer shall be deemed to rely in issuing the Policies. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Receivables, and as of the related Subsequent Transfer Date in case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

               (a) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a petition for receivership by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, free and clear of all Liens; and the transfer of the Receivables to the Trust has been perfected under the UCC. No Dealer or any other Person has any right to receive proceeds of any Receivables.

               (b) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trust a first priority perfected ownership interest in the Receivables, and to give the Trustee a first priority perfected security interest therein, shall have been made.

               (c) Characteristics of Receivables. Each Receivable (i) shall have been originated in the United States of America by a Dealer in connection with the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from TMS Auto Finance which in turn shall have purchased such Receivable from such Dealer under an existing dealer agreement with TMS Auto Finance and shall have been validly assigned by TMS Auto Finance to the Seller in accordance with its terms, (ii) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of TMS Auto Finance in the Financed Vehicle, which security interest has been assigned by TMS Auto Finance to the Seller, which in turn shall be assignable by the Seller to the Trust, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (iv) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity, (v) in the case of a Precomputed Receivable, shall provide for, in the event that such Contract is prepaid, a prepayment that fully pays the Principal Balance and includes a full months interest to the date of payment in the month of prepayment at the Annual Percentage Rate, and (vi) has not been amended or collections with respect to which have been waived, other than as evidenced in the Receivable File relating thereto.

               (d) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Initial Cutoff Date or, with respect to any Subsequent Receivables, as of the close of business on the related Subsequent Cutoff Date, and no selection procedures believed by the Seller to be adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables. The Computer Tape regarding the Receivables is true and correct in all material respects as of the Initial Cutoff Date and will be true and correct as of each Subsequent Cutoff Date.

               (e) Compliance With Law. Each Initial Receivable complied at the time it was originated or made and complies at the execution of this Agreement or, with respect to any Subsequent Receivables conveyed on a Subsequent Transfer Date, such Subsequent Receivables shall comply in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Rees-Levering Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and other consumer credit laws and equal credit opportunity and disclosure laws.

               (f) Binding Obligation. Each Receivable represents the legal, valid and binding payment obligation in writing of the Obligor thereunder, enforceable by the holder thereof in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect related to or affecting creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity); and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

               (g) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any state.

               (h) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof to the Trust, each Receivable is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of TMS Auto Finance as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of TMS Auto Finance as secured party. Immediately after the sale, assignment and transfer thereof to the Trust, although the Lien Certificate will not indicate the Trust or Owner Trustee as secured party, each Receivable will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Trust as secured party, which security interest is prior to all other Liens in such Financed Vehicle.

               (i) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part unless another vehicle has been substituted as collateral securing the Receivable without any other modification to such Receivable.

               (j) No Waiver. No provision of a Receivable has been waived except as reflected in the Receivable File relating to such Receivable.

               (k) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

               (l) No Liens. There are no Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable, that are or may be prior to or equal to the Lien granted by such Receivable.

               (m) No Default. No Initial Receivable has a payment that is more than 30 days delinquent as of the Initial Cutoff Date or, with respect to any Subsequent Receivables, of not more than 30 days delinquent as of the related Subsequent Cutoff Date and, except as permitted in this paragraph, no default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable shall have arisen as of the Cutoff Date; and the Seller has not waived and shall not waive any of the foregoing. For purposes of this clause
(m), a Receivable is considered 30 days delinquent as of the end of the month following the date on which a second consecutive Scheduled Payment has not been made.

               (n) No Bankruptcies. No Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related Contract.

               (o) No Repossessions. As of the Initial Cutoff Date, no Financed Vehicle securing any Receivable is in repossession status and, as of the related Subsequent Cutoff Date, no Financed Vehicle securing any Subsequent Receivable will be in repossession status.

               (p) Adverse Selection. No selection procedures adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables from those owned by the Servicer which met the selection criteria contained in this Agreement.

               (q) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

               (r) Insurance. The Seller, in accordance with its customary procedures, has determined that the Obligor, at the time the Receivable was originated, obtained physical damage insurance covering the Financed Vehicle and under the terms of the Receivable the Obligor is required to maintain such insurance.

               (s) Lawful Assignment. No Receivable was originated in, as of the Initial Cutoff Date or, with respect to any Subsequent Receivables, as of the related Subsequent Cutoff Date, is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or this Agreement is unlawful, void or voidable.

               (t) No Insurance Premiums. No portion of the Principal Balance of any Receivable includes amounts attributable to the payment of any physical damage or theft insurance premium.

               (u) One Original. There is only one original executed copy of each Receivable.

               (v) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B and each item required to be in a Receivable File is in such Receivable File.

               (w) Computer Records. As of the Closing Date, the accounting and computer records relating to the Initial Receivables of the Seller have been marked to show the absolute ownership by the Owner Trustee on behalf of the Trust of the Initial Receivables, and, as of any Subsequent Transfer Date the accounting and computer records relating to the Subsequent Receivables will be marked to show the absolute ownership by the Owner Trustee on behalf of the Trust of the Subsequent Receivables.

               (x) Taxes. To the best knowledge of the Representative and the Seller, there are no state or local taxing jurisdictions which have asserted that nonresident holders of certificates in, or notes issued by, a trust which holds assets similar to the assets to be held by the Trust are subject to the jurisdiction's income or other taxes solely by reason of the location in the jurisdiction of the Owner Trustee, the Seller, the Servicer, the Representative, the obligors on or the assets securing the Receivables held by the Trust, or the issuer of a financial guaranty insurance policy.

               (y) Maturity of Receivables. Each Initial Receivable has a final maturity date not later than June 30, 2002; each Receivable has an original term to maturity of not more than 72 months; the weighted average original term of the Initial Receivables is 52.17 months; the weighted average remaining term of the Initial Receivables is 50.45 months as of the Initial Cutoff Date.

               (z) Financing. Approximately 12.07% of the aggregate principal balance of the Initial Receivables, constituting 8.60% of the number of Initial Receivables as of the Initial Cutoff Date, represent new vehicles; the remainder of the Initial Receivables represent used vehicles; approximately 49.70% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date represent Precomputed Receivables and the remainder of the Initial Receivables represent Simple Interest Receivables; all of the Initial Receivables which are Precomputed Receivables are Rule of 78s Receivables. The aggregate Principal Balance of the Initial Receivables, as of the Initial Cutoff Date, is $150,000,435.46.

               (aa) APR. The weighted average Annual Percentage Rate of the Initial Receivables as of the Initial Cutoff Date is approximately 19.55%. Each Receivable has an APR equal to or greater than 9.50%.

               (bb) Number. There are 15,668 Initial Receivables.

               (cc) Balance. As of the Initial Cutoff Date, each Initial Receivable has a remaining principal balance of not less than $736.52 and not more than $34,465.00; as of the Initial Cutoff Date, the average Principal Balance of the Initial Receivables is $9,573.68.

          SECTION 3.2. Repurchase upon Breach. (a) The Representative, the Seller, the Servicer, the Security Insurer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Trustee promptly, in writing, upon the discovery of any breach of the Representative's or the Seller's representations and warranties made pursuant to Section 3.1. As of the last day of the second (or, if the Representative or the Seller so elects, the first) month following the discovery by the Representative or the Seller or receipt by the Representative or the Seller of notice from any of the Representative, the Seller, the Servicer, the Security Insurer or the Owner Trustee of such breach, unless such breach is cured by such date, the Representative and the Seller shall jointly and severally have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Certificateholders or the Security Insurer are materially and adversely affected by any such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Representative and/or the Seller shall remit, or cause TMS Auto Finance to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.5 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of TMS Auto Finance to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

               (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller's rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of TMS Auto Finance thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of TMS Auto Finance under the Purchase Agreement.

          SECTION 3.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee, as of the Initial Cutoff Date (in the case of Initial Receivables) and as of each Subsequent Transfer Date (in the case of Subsequent Receivables transferred on such Subsequent Transfer Date) as pledgee of the Issuer with respect to each Receivable:

                         (a)      the original Receivable;

                         (b) a record of the information supplied by the Obligor in the original credit application;

                         (c) the original certificate of title or such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of TMS Auto Finance in the Financed Vehicle (it being understood that the original certificates of title generally are not delivered to the Seller for 120 days but that promptly upon delivery they shall be delivered to the Servicer as custodian hereunder); and

                         (d) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

     SECTION 3.4. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files on behalf of the Issuer and the Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others, and in any event with no less degree of skill and care than would be exercised by a prudent servicer or custodian of non-prime motor vehicle retail installment sales contracts, except that the Servicer shall not be obligated, and does not currently intend, to (i) pay any premium of force-placed insurance concerning any Financed Vehicle or (ii) monitor any Obligor's maintenance of such insurance. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Owner Trustee, the Security Insurer or the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer, the Security Insurer and the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

          (b) Maintenance of Records. The Servicer shall maintain each Receivable File at its office specified in Schedule B to the Agreement or at such other office as shall be specified to the Issuer, the Trustee and the Security Insurer by written notice not later than 10 days after any change in location. The Servicer shall (i) at all times maintain the original of the fully executed Receivable and store such original Receivable in a fireproof cabinet; and (ii) stamp each Receivable on both the first and the signature page (if different) as of the Closing Date or the related Subsequent Transfer Date, as applicable, and in accordance with the instructions from time to time provided by the Security Insurer, in the form attached hereto as Exhibit F, or such other form as shall be acceptable to the Security Insurer.

          (c) Access to Records. The Servicer will provide, on the Closing Date, an Officer's Certificate stating that the Receivable Files contain all materials which are required to be kept therein by Section 3.3(a), (b) and (c). At any time following the Closing Date, the Security Insurer may conduct a review of the Receivable Files, or a sample thereof as it may specify, at its own expense but with the cooperation of the Servicer. Should the Security Insurer find any documents missing or any other irregularities, then the Trustee shall perform a review, for the benefit of the Security Insurer and at the expense of the Servicer, of all the Receivables Files.

          Upon reasonable prior notice, the Servicer shall make available to the Issuer, the Trustee, the Security Insurer, or any duly authorized representatives, attorneys or auditors of any of the foregoing, a list of locations of, and access to, the Receivable Files and records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer, the Trustee or the Security Insurer shall instruct.

          (d) Release of Documents. Upon written instruction from the Trustee or the Security Insurer, at any time following a Servicer Default or termination of the Servicer's appointment pursuant to Section 3.7 the Servicer shall release any Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, or the Security Insurer, as the case may be, at such place or places as the Trustee or the Security Insurer, as the case may be, may designate, as soon as practicable.

          SECTION 3.5. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Trustee. A copy of such instructions shall be furnished by the Trustee to the Security Insurer. The Trustee shall not have any duty or obligation to provide the Servicer with any such instructions with respect to the Receivable Files.

          SECTION 3.6. Custodian's Indemnification. The Servicer as custodian shall indemnify and hold harmless the Trust, the Security Insurer, the Owner Trustee and the Trustee and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable attorneys' fees and expenses) that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Trustee or any of their officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trust, the Owner Trustee, the Trustee or the Security Insurer, as the case may be, for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, the Trustee or the Security Insurer, as the case may be. This provision shall not be considered to limit the Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

          SECTION 3.7. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this
Section 3.7. If TMS Auto Finance shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.1, the appointment of such Servicer as custodian shall be terminated, in the same manner as the Servicer may be terminated under Section 8.1. The Trustee or, with the consent of the Trustee, the Owner Trustee may, in each case, with the consent of the Security Insurer, and the Security Insurer may, terminate the Servicer's appointment as custodian (i) with cause or (ii) upon the occurrence of an Insurance Agreement Event of Default, upon written notification to the Servicer and the Trustee or Security Insurer, as the case may be. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee, with the consent of the Security Insurer, or the Security Insurer may reasonably designate in writing. If the Servicer shall be terminated as custodian hereunder for any reason but shall continue to serve as Servicer, the Trustee shall, or shall cause its agent to, make the Receivable Files available to the Servicer during normal business hours upon reasonable notice so as to permit the Servicer to perform its obligations as Servicer hereunder.


                                   ARTICLE IV
                  Administration and Servicing of Receivables

          SECTION 4.1. Duties of Servicer. The Servicer, as agent for the Issuer and the Security Insurer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of non-prime motor vehicle retail installment sales contracts, except that the Servicer shall not be obligated, and does not currently intend, to (i) pay any premium of force-placed insurance concerning any Financed Vehicle or (ii) monitor any Obligor's maintenance of such insurance. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee, the Trustee and the Security Insurer with respect to distributions. Subject to the provisions of Section 4.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Trustee, the Security Insurer, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Trustee, the Certificateholders or the Noteholders. The Owner Trustee and the Security Insurer shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate (as certified to the Owner Trustee and/or the Security Insurer by the Servicer) to enable the Servicer to carry out its servicing and administrative duties hereunder.

          SECTION 4.2. Collection and Allocation of Receivable Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of non-prime motor vehicle retail installment sales contracts. The Servicer shall allocate collections between principal and interest in accordance with its customary servicing procedures.

          (b) The Servicer may grant extensions, rebates or adjustments on a Receivable which shall not, for the purposes of this Agreement, modify the original due dates (other than to permit payment on a different date in the month) or amounts of the Scheduled Payments (unless the Obligor is in default or, in the judgment of the Servicer, such default is imminent) on a Precomputed Receivable or the original due dates (other than to permit payment on a different date in the month) or amounts of the originally scheduled payments of interest (unless the Obligor is in default or, in the judgment of the Servicer, such default is imminent) on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase such Receivable from the Trust in accordance with Section 4.7. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable.

          SECTION 4.3. Realization upon Receivables. On behalf of the Issuer and the Security Insurer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. From time to time, as appropriate for servicing or foreclosing upon any Receivable, the Owner Trustee shall, upon written request of the Servicer, execute such documents as shall be reasonably necessary to prosecute any such proceedings. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize proceeds from Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement or a default by an Obligor resulting in the repossession of the Financed Vehicle under such Dealer Agreement. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the Net Liquidation Proceeds by an amount greater than the amount of such expenses.

          SECTION 4.4. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained and shall maintain fire, theft and collision insurance or comprehensive and collision insurance covering the Financed Vehicle as of the execution of the Receivable. The Servicer shall enforce its rights under the Receivables to require the Obligors to maintain fire, theft and collision insurance or comprehensive and collision insurance, in accordance with the Servicer's customary practices and procedures, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of non-prime motor vehicle retail installment sales contracts, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of non-prime motor vehicle retail installment sales contracts, with respect to comparable new or used motor vehicle receivables that it services for itself or others, except that the Servicer shall not be obligated, and does not currently intend, to (i) pay any premium of force-placed insurance concerning any Financed Vehicle or (ii) monitor any Obligor's maintenance of such insurance.

          SECTION 4.5. Maintenance of Security Interests in Financed Vehicles.
(a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in favor of the Seller. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Collateral Agent in the event of the relocation of a Financed Vehicle or for any other reason.

          (b) Upon the occurrence of an Insurance Agreement Event of Default, and subject to the other provisions of this Agreement, the Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Owner Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Default, the Owner Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, counsel to the Owner Trustee), be necessary to perfect or reperfect the security interests in the Financed Vehicles securing the Contracts in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Security Insurer or the Owner Trustee (as applicable), be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor.

          SECTION 4.5-A. Segregation of Receivable Files. The Servicer shall maintain the Receivables Files (containing the original Receivable and Lien Certificate, when such Lien Certificate has been returned from the appropriate recording office) physically segregated from other files of automotive receivables owned or serviced by it at the location where the Receivables Files are kept.

          SECTION 4.6. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary procedures or repossession or except as may be required by an insurer in order to receive proceeds from insurance covering such Financed Vehicle, nor shall the Servicer impair the rights of the Issuer, the Trustee, the Indenture Collateral Agent, the Security Insurer, the Certificateholders or the Noteholders in such Receivables (it being understood that no action of the Servicer taken in compliance with the terms of this Agreement shall be deemed to impair such rights), nor shall the Servicer increase the number of scheduled payments due under a Receivable.

          SECTION 4.7. Purchase of Receivables upon Breach. The Representative, the Seller, the Servicer, the Security Insurer or the Owner Trustee shall inform the other parties and the Trustee promptly, in writing, upon the discovery of any breach pursuant to Section 4.2(b), 4.5 or 4.6, or of any breach of the Servicer's representations and warranties made pursuant to
Section 7.1(b). As of the last day of the second (or, if the Representative or the Servicer so elects, the first) month following the discovery by the Representative or the Servicer or receipt by the Representative or the Servicer of notice from any of the Representative, the Seller, the Servicer, the Security Insurer, the Owner Trustee or the Trustee of such breach, unless such breach is cured by such date, the Representative and the Servicer jointly and severally shall be obligated to purchase any Receivable in which the interests of the Noteholders or the Certificateholders are materially and adversely affected by such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of the purchase of any such Receivable pursuant to the preceding sentence, the Servicer shall remit (or, if the Servicer shall fail to so remit, the Representative shall remit) the Purchase Amount in the manner specified in Section 5.5. The sole remedy of the Issuer, the Trustee, the Security Insurer, the Noteholders or the Certificateholders with respect to a breach pursuant to Section 4.2(b), 4.5 or 4.6, or to a breach of representations and warranties pursuant to Section 7.1(b), shall be limited to the purchase of Receivables in accordance with this Section 4.7. The Trustee and the Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section 4.7.

          SECTION 4.8. Servicing Fee. The Servicing Fee for a Distribution Date shall equal the sum of the Base Servicing Fee, Supplemental Servicing Fee, all Investment Earnings on the Collection Account plus any reimbursement pursuant to Section 7.2. The Servicer also shall be entitled to retain from collections the Base Servicing Fee and the Supplemental Servicing Fee, as provided herein. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee for any Monthly Period to and until a later Monthly Period for any reason, including in order to avoid a shortfall in any payments due on any Notes or Certificates. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

          SECTION 4.9. Servicer's Certificate. (a) No later than 12:00 p.m. New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Trustee, the Security Insurer, the Collateral Agent and each Rating Agency a Servicer's Certificate containing, among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required by Section 5.6(a), 5.6(b) and 5.6(c), to give any notice required by
Section 5.4 or 5A.1 and make the distributions required by Section 5.6 and 5.7,
(ii) all information necessary to enable the Trustee to send the statements to the Owner Trustee, the Noteholders and the Security Insurer required by Section 5.8, (iii) a listing of all Receivables purchased during the related Monthly Period, identifying the Receivables so purchased, and (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account and the Payahead Account for the related Monthly Period and Distribution Date, including the accounting required by Section 5.9. Receivables purchased by the Servicer, the Seller or the Representative and each receivable which became a Liquidated Receivable or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in the Schedule of Receivables). A copy of such certificate may be obtained by any Noteholder or Certificateholder by a request in writing to the Trustee or the Owner Trustee addressed to the applicable Corporate Trust Office. The Trustee shall not be under any obligation to confirm or reconcile the information provided pursuant to Section 4.9(a)(iv).

          (b) In addition to the information required by Section 4.9(a), the Servicer shall include in the copy of the Servicer's Certificate delivered to the Security Insurer (i) the Delinquency Ratio, Average Delinquency Ratio, Default Rate, Average Default Rate, Net Loss Rate and Average Net Loss Rate for such Determination Date, (ii) whether any Trigger Event has occurred as of such Determination Date, (iii) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date, and (iv) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

          (c) If the Servicer's Certificate contains a manifest error, the Security Insurer's written notice to the Servicer, the Owner Trustee and the Trustee containing the corrected information shall be deemed to amend such Servicer's Certificate.

          SECTION 4.10. Annual Statement as to Compliance; Notice of Default.
(a) The Servicer shall deliver to the Owner Trustee, the Trustee and the Security Insurer, on or before April 30 of each year beginning April 30, 1997, an Officers' Certificate, dated as of the preceding December 31, stating that
(i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to December 31, 1996) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in
Section 4.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office or by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to agree that the Trustee shall be under no liability for providing the list of Noteholders to the Owner Trustee as described in the immediately preceding sentence.

          (b) The Servicer shall deliver to the Owner Trustee, the Trustee, the Security Insurer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.1(a) or (b).

          SECTION 4.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or the Seller, to deliver to the Seller, the Owner Trustee, the Trustee and the Security Insurer on or before April 30 of each year beginning April 30, 1997, an agreed-upon procedures report addressed to the Servicer, the Seller, the Owner Trustee, the Trustee and the Security Insurer and each Rating Agency, expressing a summary of findings, (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances) relating to the servicing of the Receivables, or the administration of the Receivables and of the Trust, as the case may be, during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 1996) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report.

          Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee and the Security Insurer reasonable access to the Receivable Files. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to the Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

          SECTION 4.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and under any of the Basic Documents, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

          SECTION 4.14. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Trustee, the Security Insurer, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Owner Trustee, the Trustee, the Security Insurer, the Certificateholders or the Noteholders shall have any responsibility therefor. Any such subservicer shall perform its duties with the same standard of care applicable to the Servicer pursuant to Section 4.1 of this Agreement.

          SECTION 4.15. Obligations under Basic Documents. The Servicer shall perform all of its obligations under the Basic Documents.

                                   ARTICLE V

                        Distributions; Reserve Account;
                Statements to Certificateholders and Noteholders

          SECTION 5.1. Establishment of Trust Accounts. (a)

                    (i) The Servicer, for the benefit of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders and the Security Insurer. Investment Earnings on funds in the Collection Account shall be paid to the Servicer.

                    (ii) The Servicer, for the benefit of the Indenture Trustee on behalf of the Noteholders, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders and the Security Insurer. The Note Distribution Account shall initially be established with the Trustee.

                    (iii) The Servicer, for the benefit of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Security Insurer, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders and the Security Insurer.

          (b) Funds on deposit in the Collection Account, the Pre- Funding Account, the Note Distribution Account (collectively, along with the Capitalized Interest Account and the Payahead Account, the "Trust Accounts") and the Certificate Distribution Account shall be invested by the Indenture Collateral Agent with respect to Trust Accounts and by the Owner Trustee with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise); provided, however, it is understood and agreed that neither the Indenture Collateral Agent nor the Owner Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of the Indenture Collateral Agent or the Owner Trustee, as applicable, for the benefit of the Noteholders and/or the Certificateholders, as applicable. Other than as permitted by the Rating Agencies and the Security Insurer, funds on deposit in the Collection Account, the Pre-Funding Account, the Payahead Account, the Capitalized Interest Account, the Note Distribution Account and the Certificate Distribution Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Trust Account or the Certificate Distribution Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

          (c) (i) The Indenture Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding all Investment Earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Collateral Agent for the benefit of the Noteholders and the Certificateholders, or the Noteholders, as the case may be, and the Security Insurer. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Indenture Collateral Agent (or the Servicer on its behalf) or the Owner Trustee, as applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency and the Security Insurer may consent) establish a new Trust Account or a new Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account or a new Certificate Distribution Account, as applicable. In connection with the foregoing, the Servicer agrees that,in the event that any of the Trust Accounts are not accounts with the Trustee, the Servicer shall notify the Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                    (ii) With respect to the Trust Account Property, the Indenture Collateral Agent, and with respect to the Certificate Distribution Account, the Owner Trustee agrees, by its respective acceptance hereof, that:

                              (A) any Trust Account Property or any property in
                    the Certificate Distribution Account that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts subject to the penultimate sentence of
                    Section 5.1(c)(i); and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Collateral Agent with respect to the Trust Accounts and the Owner Trustee with respect to the Certificate Distribution Account, and the Indenture Collateral Agent or the Owner Trustee, as applicable, shall have sole signature authority with respect thereto;

                              (B) any Trust Account Property that constitutes
                    Physical Property shall be delivered to the Indenture Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Collateral Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Collateral Agent;

                              (C) any Trust Account Property that is a book-
                    entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                              (D) any Trust Account Property that is an
                    "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Collateral Agent in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Collateral Agent, pending maturity or disposition, through continued registration of the Indenture Collateral Agent's (or its nominee's) ownership of such security.

                    (d) The Servicer shall have the power, revocable by the Security Insurer or, with the consent of the Security Insurer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Indenture Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Trustee to carry out its duties under the Indenture.

                    (e) (i) The Servicer shall establish and maintain with the Indenture Collateral Agent an Eligible Deposit Account (the "Payahead Account"). The Payahead Account will include the money and other property deposited and held therein pursuant to Section 5.6 and this Section.

                  (ii) The Servicer shall on or prior to each Distribution Date (and prior to deposits to the Note Distribution Account or the Certificate Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in Section 5.3 received by the Servicer during the Monthly Period. Notwithstanding the foregoing and the first sentence of Section 5.2, for so long as the Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 5.2, Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such condition is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with the first sentence of the third paragraph of Section 5.6(a).

          SECTION 5.1-A. Capitalized Interest Account. (a) With respect to amounts on deposit in the Pre-Funding Account, in order to assure that sufficient amounts to make required distributions of interest to Noteholders and Certificateholders will be available during the Funding Period, the Servicer shall establish and maintain an Eligible Deposit Account (the "Capitalized Interest Account") with the Indenture Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders, Certificateholders and the Security Insurer.

          On or prior to the Closing Date, the Seller shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

          (b) On the Distribution Dates occurring in July, August and September of 1996 the Trustee shall withdraw from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Distribution Date as further provided in Section 5.6. Any amounts remaining in the Capitalized Interest Account after taking into account such transfer shall be remitted by the Trustee to the Seller as set forth in Section 5.6. Upon any such distributions to the Seller, the Noteholders, the Certificateholders and the Security Insurer will have no further rights in, or claims to, such amounts.

          SECTION 5.2. Collections. (a) The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during the Monthly Period less any payments owed thereon to the Servicer. Notwithstanding the foregoing, for so long as (i) TMS Auto Finance remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing, (iii) there exists no Insurer Default and the Security Insurer has furnished its prior written consent and (iv) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer may remit such collections with respect to the preceding calendar month to the Collection Account on the Determination Date immediately preceding the related Distribution Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

          (b) The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.6(b)(ii) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Security Insurer as may be necessary in the opinion of the Security Insurer to verify the accuracy of such certification. In the event that the Security Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to Section 5.2(b), the Security Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.6, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.6 or Section 5.9, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

          SECTION 5.3. Application of Collections. All collections for the Monthly Period shall be applied by the Servicer as follows:

          With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied first, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to any Precomputed Receivable, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

          All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.6(b).

     SECTION 5.4. Withdrawals from Spread Account. (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (vi) of Section 5.6(b) (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Distribution Date, the Trustee shall deliver to the Collateral Agent, the Security Insurer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date, the Note Policy Claim Amount, if any, and the Certificate Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trustee for deposit in the Collection Account on the related Distribution Date.

          (b) Any Deficiency Notice shall be delivered by 10:00 am., New York City time, on the fourth Business Day preceding such Distribution Date. The amounts distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 5.5.

          SECTION 5.5. Additional Deposits. The Servicer and the Seller, TMS Auto Finance and the Representative, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date following the date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables. On or before each Draw Date, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee by the Collateral Agent.

          SECTION 5.6. Distributions. (a) No later than 11:00 a.m. New York time on each Distribution Date, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution
Date:

                  (i) From the Collection Account to the Payahead Account, in immediately available funds, the aggregate Payaheads referred to in
         Section 5.3 for the Monthly Period related to such Distribution Date;

                  (ii) From the Payahead Account (a) to the Collection Account, in immediately available funds, the portion of Payaheads constituting Scheduled Payments on Precomputed Receivables or that are to be applied to prepay a Precomputed Receivable in full under Section 5.3 and (b) to the Seller, in immediately available funds, all Investment Earnings on funds in the Payahead Account for the Monthly Period related to such Distribution Date;

                  (iii)  During  the  Funding  Period,   from  the  Capitalized
         Interest  Account  (a)  to  the  Collection  Account,  in  immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date and (b) to the Seller, in immediately available funds, all Investment Earnings on funds in the Capitalized Interest Account with respect to the Monthly Period related to such
         Distribution Date or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Capitalized Interest Account after distribution of interest on the Notes and Certificates on such date; and

                  (iv) During the Funding Period from the  Pre-Funding  Account
         (a) if such Distribution Date is the Mandatory Redemption Date, to the Collection Account, in immediately available funds, the Pre-Funded Amount (exclusive of Pre-Funding Earnings) after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date, and (b) to the Seller, in immediately available funds, all Pre-Funding Earnings with respect to the Monthly Period related to such Distribution Date or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Pre-Funding Account.

          (b) On each Distribution Date other than the Distribution Date on which Insolvency Proceeds are to be distributed, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts and in the following order of priority:

                    (i) from the Distribution Amount, to each of the Trustee and the Owner Trustee, their respective accrued and unpaid trustees' fees and expenses and any accrued and unpaid fees and expenses of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or the Representative);

                    (ii) from the Distribution Amount, to the Servicer, the Base Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts specified in Section 5.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.9 and to the extent not retained by the Servicer;

                    (iii) from the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

                    (iv) from the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount;

                    (v) from the Distribution Amount, to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount;

                  (vi) from the Distribution Amount, to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount;

                    (vii) from the Distribution Amount, to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid;

                    (viii) from Available Funds, to the Collateral Agent, amounts for deposit in the Spread Account up to the Specified Spread Account Requirement; and

                    (ix) from Available Funds, to the Seller, any remaining funds.

provided, however, that, (A) following an acceleration of the Notes or, (B) if an Insurer Default shall have occurred and be continuing, following the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iii), 5.1(v) or 5.1(vi) of the Indenture, or (C) the receipt of Insolvency Proceeds pursuant to Section 9.1(b), amounts deposited in the Note Distribution Account and the Certificate Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders and the Certificateholders in accordance with the provisions of Section 5.6 of the Indenture.

                  (c) In the event that the  Collection  Account is  maintained with an institution other than the Indenture Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.6(b) on the related Distribution Date.

          SECTION 5.7. Pre-Funding Account. (a) On the Closing Date, the Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account $49,999,564.54 from the proceeds of the sale of the Notes and the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

                  (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and (i) deposit an amount equal to the Note Prepayment Amount in the Note Distribution Account and
(ii) deposit an amount equal to the Certificate Prepayment Amount in the Certificate Distribution Account.

          SECTION 5.8. Statements to Certificateholders and Noteholders. On or prior to each Determination Date, the Servicer shall provide to the Trustee (with a copy to the Security Insurer and the Rating Agencies) for the Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to the Owner Trustee for the Owner Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibit B and Exhibit C, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to principal of each Class of Notes and to the Certificate Balance of the Certificates;

                  (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

                  (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Note Policy or the Certificate Policy;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Monthly Period;

                  (v) the aggregate outstanding principal amount of each Class of the Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor after giving effect to payments allocated to principal reported under (i) above;

                  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period and/or due but unpaid with respect to such Monthly Period or prior Monthly Periods, as the case may be;

                  (vii) the Noteholders' Interest Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, and the
         Certificateholders' Principal Carryover Shortfall;

                  (viii) the amount of the aggregate Realized Losses, if any, for the second preceding Monthly Period;

                  (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period;

                  (x) the aggregate Payahead Balance and the change in such balance from the preceding Distribution Date;

                  (xi) for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount; and

                  (xii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as principal to Noteholders and Certificateholders.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi), (vii), (xi) and (xii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof) or the initial Certificate Balance, as applicable.

          SECTION 5.9. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to each Monthly Period net of distributions to be made to the Servicer with respect to such Monthly Period. The Servicer, however, will account to the Owner Trustee, the Trustee, the Indenture Collateral Agent, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

          SECTION 5.10. Optional Deposits by the Security Insurer. The Security Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of a Policy) to deliver amounts to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy or the Certificate Policy.


                                   ARTICLE VA

                             The Certificate Policy

          SECTION 5A.1. Claims Under Policy. (a) In the event that the Trustee has delivered a Deficiency Notice with respect to any Determination Date, if the Certificate Policy Claim Amount for the related Distribution Date is greater than zero, the Owner Trustee shall furnish to the Security Insurer (with a copy to the Servicer) no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim in the amount of the Certificate Policy Claim Amount. Amounts paid by the Security Insurer under the Certificate Policy shall be deposited by the Owner Trustee into the Certificate Distribution Account for payment to Certificateholders on the related Distribution Date (or promptly following payment on a later date as set forth in the Certificate Policy). The "Certificate Policy Claim Amount" for any Distribution Date shall equal the lesser of (i) the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount (in each case, less the amount thereof distributable to the General Partner) for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses
(i) - (vi) of Section 5.6(b) over the Distribution Amount for such Distribution Date.

     (b) Any notice delivered by the Owner Trustee to the Security Insurer pursuant to subsection 5A.1(a) shall specify the Certificates Policy Claim Amount claimed under the Certificate Policy and shall constitute a "Notice of Claim" under the Certificate Policy. In accordance with the provisions of the Certificate Policy, the Security Insurer is required to pay to the Owner Trustee the Certificate Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Security Insurer under the Certificate Policy shall be applied solely to the payment of the Certificates, and for no other purpose.

     (c) The Owner Trustee shall (i) receive as attorney-in-fact of each Certificateholder any Certificate Policy Claim Amount from the Security Insurer and (ii) deposit the same in the Certificate Distribution Account for disbursement to the Certificateholders as set forth in the Trust Agreement. Any and all Certificate Policy Claim Amounts disbursed by the Owner Trustee from claims made under the Certificate Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Certificates, and shall not discharge the obligations of the Trust with respect thereto. The Security Insurer shall, to the extent it makes any payment with respect to the Certificates, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Certificates by or on behalf of the Security Insurer, the Owner Trustee shall assign to the Security Insurer all rights to the payment of interest or principal with respect to the Certificates which are then due for payment to the extent of all payments made by the Security Insurer and the Security Insurer may exercise any option, vote, right, power or the like with respect to the Certificates to the extent that it has made payment pursuant to the Certificate Policy. To evidence such subrogation, the Certificate Registrar shall note the Security Insurer's rights as subrogee upon the register of Certificateholders upon receipt from the Security Insurer of proof of payment by the Security Insurer of any Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount.

     (d) The Owner Trustee shall be entitled to enforce on behalf of the Certificateholders the obligations of the Security Insurer under the Certificate Policy. Notwithstanding any other provision of this Agreement, the Certificateholders are not entitled to make a claim directly under the Certificate Policy or institute proceedings directly against the Security Insurer.

          SECTION 5A.2. Preference Claims; Direction of Proceedings. (a) In the event that the Owner Trustee has received a certified copy of an order of the appropriate court that any Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount paid on a Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Owner Trustee shall so notify the Security Insurer, shall comply with the provisions of the Certificate Policy to obtain payment by the Security Insurer of such avoided payment, and shall, at the time it provides notice to the Security Insurer, notify Holders of the Certificates by mail that, in the event that any Certificateholder's payment is so recoverable, such Certificateholder will be entitled to payment pursuant to the terms of the Certificate Policy. Pursuant to the terms of the Certificate Policy, the Security Insurer will make such payment on behalf of the Certificateholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Certificate Policy) and not to the Owner Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Security Insurer will make such payment to the Owner Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Security Insurer).

          (b) The Owner Trustee shall promptly notify the Security Insurer of any proceeding or the institution of any action (of which a responsible officer of the Owner Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Holder, by its purchase of Certificates, and the Owner Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Security Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and
(ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Security Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5A.1(c), the Security Insurer shall be subrogated to, and each Certificateholder and the Owner Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Owner Trustee and each Certificateholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

          SECTION 5A.3. Surrender of Policy. The Owner Trustee shall surrender the Certificate Policy to the Security Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.


                                   ARTICLE VI

                                   The Seller

          SECTION 6.1. Representations of Seller. The Seller makes the following representations on which the Security Insurer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

          (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property, including the Receivables, or the conduct of its business shall require such qualifications.

          (c) Power and Authority of the Seller. The Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under each of the Basic Documents to which the Seller is a party; the Seller has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of each of the Basic Documents to which the Seller is a party and of each Subsequent Transfer Agreement has been duly authorized by the Seller by all necessary corporate action.

          (d) Binding Obligation. This Agreement, each Subsequent Transfer Agreement and each of the Basic Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and by each Subsequent Transfer Agreement and the fulfillment of the terms hereof and thereof do not result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (f) No Proceedings. There are no proceedings or investigations pending against the Seller or, to its best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of the Basic Documents, the Notes or the Certificates or (iv) that might adversely affect the federal income tax attributes of the Issuer, the Notes or the Certificates.

          (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement, any Subsequent Transfer Agreement or any of the Basic Documents to which it is a party and the performance by the Seller of the transactions contemplated by this Agreement, any Subsequent Transfer Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

          (h) Chief Executive Office. The chief executive office of the Seller is at 1625 West North Market Boulevard, Suite 210, Sacramento, California 95834.

          SECTION 6.2. Corporate Existence. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Subsequent Transfer Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

          (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                    (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

                    (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

                    (iii) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                    (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

                    (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

          SECTION 6.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

          (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Security Insurer, the Trustee and the Indenture Collateral Agent from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee or the Trustee and except any taxes to which the Owner Trustee or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

          (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, and the Indenture Collateral Agent, the Security Insurer, the Certificateholders and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

          (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

          Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Indenture Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

          SECTION 6.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Security Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trustee and the Security Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trustee and the Security Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

          SECTION 6.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates, provided however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Policies. The Seller shall notify the Owner Trustee, the Trustee and the Security Insurer promptly after it or any of its Affiliates become the owner of a Certificate or a Note.


                                  ARTICLE VII

                                  The Servicer

          SECTION 7.1. Representations of Servicer. The Servicer makes the following representations on which the Security Insurer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

          (b) Due Qualification. The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, and was duly qualified and had all licenses in all relevant jurisdictions required for the origination of the Receivables.

          (c) Power and Authority of the Servicer. The Servicer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Servicer in connection with the execution and delivery by the Servicer of this Agreement or any of the Basic Documents to which it is a party and the performance by the Servicer of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally, and subject to general principles of equity (whether applied in a proceeding at law or in equity).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) No Proceedings. There are no proceedings or investigations pending against the Servicer, or, to its best knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents,
(iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of this Agreement or any of the Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal income tax or ERISA attributes of the Issuer, the Notes or the Certificates.

          (g) No Insolvent Obligors. As of the Initial Cutoff Date, no Obligor on an Initial Receivable, and as of each Subsequent Cutoff Date, no Obligor on a Subsequent Receivable being transferred on the related Subsequent Transfer Date, shall be shown on the related Receivable Files as the subject of a bankruptcy proceeding commenced following the execution of the related Contract.

          SECTION 7.2. Indemnities of Servicer. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the representations made by the Servicer herein.

          (a) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Trustee, the Trust, the Indenture Collateral Agent, the Security Insurer, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

          (b) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Trustee, the Seller, the Trust, the Indenture Collateral Agent, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

          (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, except to the extent that such costs, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

          For purposes of this Section, in the event of the termination of the rights and obligations of TMS Auto Finance (or any successor thereto pursuant to Section 7.3) as Servicer pursuant to Section 8.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 8.2.

          Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Trustee or the termination of this Agreement, the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

          SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party or (c) which may succeed to the properties and assets of the Servicer, substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by The Money Store Inc., which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder shall be the successor to the Servicer under the Agreement without further act on the part of any of the parties to the Agreement; provided, however, that (i) the Servicer shall have received the written consent of the Security Insurer prior to entering into any such transaction; (ii) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have happened and be continuing, (iii) the Servicer shall have delivered to the Owner Trustee and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and
(v) the Servicer shall have delivered to the Owner Trustee and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), (c) or (d) above.

          SECTION 7.4. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

          Except as provided in this Agreement the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer, may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable to protect the interests of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

          SECTION 7.5. Servicer Not To Resign. Subject to the provisions of
Section 7.3, the Servicer may not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer and the Security Insurer does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another Person. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Owner Trustee, the Trustee and the Security Insurer at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to and satisfactory to the Owner Trustee, the Trustee and the Security Insurer concurrently with or promptly after such notice. No such resignation of the Servicer shall become effective until a successor servicer shall have assumed the responsibilities and obligations of TMS Auto Finance in accordance with Section 8.2 of this Agreement.


                                  ARTICLE VIII

                                    Default

          SECTION 8.1. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) Any failure by the Servicer to deliver to the Owner Trustee or Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any payment required to be so delivered under the terms of the Notes, the Certificates or this Agreement that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Security Insurer, the Owner Trustee or the Trustee or after discovery of such failure by an Officer of the Servicer; or

                  (b) Failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Notes, the Certificates, this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of either the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Security Insurer, the Owner Trustee or the Trustee or (B) to the Servicer and to the Owner Trustee and the Trustee by the Holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes or Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance, as applicable (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and the Servicer delivers an Officers' Certificate to the Security Insurer, to the Owner Trustee and the Trustee to such effect and to the effect that the Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

                  (c) An Insolvency Event occurs with respect to the Servicer or any successor; or

                  (d) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default described in
         Section 5.01 of the Insurance Agreement shall have occurred;

then, and in each and every case, (i) so long as no Insurer Default shall have occurred and be continuing, the Security Insurer, subject to subsection (b) of this Section 8.1, except in the case of an event arising under Section 5.01(c) of the Insurance Agreement or (ii) if an Insurer Default shall have occurred and be continuing, any of the Trustee or the Holders of Notes evidencing not less than a majority of the principal amount of the Notes then outstanding, or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance, as applicable, in the case of any default which does not adversely affect the Trustee or the Noteholders, in any case by notice given in writing to the Servicer (and to the Trustee if given by the Security Insurer or, as applicable, the Noteholders or the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. For purposes of this Section 8.1(d), any determination of an adverse effect on the interest of the Certificateholders or the Noteholders pursuant to Section 8.1(b) shall be made without consideration of the availability of funds under the Policies. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Trustee provided that the Trustee is not unwilling or unable to act; provided, however, that the Trustee shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Trustee becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer. The Trustee is authorized and empowered by this Agreement, as successor Servicer to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Trust Property and related documents to show the Owner Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The prior Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivables Files, records and a computer tape in readable form containing all information necessary to enable the successor Servicer to service the Receivables and the other Trust Property. The terminated Servicer shall grant the Trustee, (in its capacity as Trustee and/or successor Servicer), the Owner Trustee and the Security Insurer reasonable access to the terminated Servicer's premises at the Servicer's expense.

          SECTION 8.2. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination, pursuant to Section 8.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Owner Trustee and the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall, provided it is not unwilling or unable to act, assume the obligations of Servicer hereunder, and shall accept its appointment by a written assumption in form acceptable to the Security Insurer. Notwithstanding the above, the Trustee, with the prior written consent of the Security Insurer, or the Security Insurer shall, if the Trustee shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables as the successor to the Servicer under the Agreement.

                  (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, subject to the exceptions set forth in Section 8.2(a) hereof, and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

          SECTION 8.3. [RESERVED]

          SECTION 8.4. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Trustee shall give prompt written notice thereof to Noteholders and to the Rating Agencies.

          SECTION 8.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes, or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance, as applicable, in the case of any default which does not adversely affect the Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                   ARTICLE IX

                                  Termination

     SECTION 9.1. Optional Purchase of All Receivables. (a) On the last day of any Monthly Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account (with the consent of the Security Insurer if such purchase would result in a claim on either Policy or would result in any amount owing to the Security Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes and the Certificates. To exercise such option, the Servicer shall deposit pursuant to
Section 5.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Security Insurer, the Owner Trustee and the Trustee, and shall succeed to all interests in and to the Trust.

                  (b) Upon any sale of the  assets  of the  Trust  pursuant  to
Section 9.2 of the Trust Agreement, the Servicer shall instruct the Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Trustee to make, and the Trustee shall make, the following deposits and distributions from the Insolvency Proceeds and the Distribution Amount for such Distribution Date:

                  (i) from the Distribution Amount, to each of the Trustee and the Owner Trustee, their respective accrued and unpaid trustees' fees and expenses and any accrued and unpaid fees and expenses of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or the Representative);

                  (ii) from the Distribution Amount, to the Servicer, the Base Servicing Fee for the related Monthly Period, any Supplemental
         Servicing Fees for the related Monthly Period, and any amounts specified in Section 5.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.9 and to the extent not retained by the Servicer;

                  (iii) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

                  (iv) to the Note Distribution Account, the outstanding principal amount of the Notes (after giving effect to the reduction in the outstanding principal amount of the Notes to result from the deposits made in the Note Distribution Account on such Distribution
         Date);

                  (v) to the Owner Trustee for deposit in the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

                  (vi) to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificate Balance and any Certificateholders' Principal Carryover Shortfall Amount (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution
         Account on such Distribution Date).

Any Insolvency Proceeds remaining after the deposits described above shall be paid first to the Security Insurer to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, and second, to the extent of any remaining funds, to the General Partner.

                  (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Security Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

                  (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trustee pursuant to this Agreement.


                                   ARTICLE X

                     Administrative Duties of the Servicer

          SECTION 10.1. Administrative Duties. (a) Duties with Respect to the Indenture and Depository Agreements. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture and the Depository Agreements. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture and the Depository Agreements, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 7.2, 7.3, 11.1 and 11.15 of the
Indenture.

                  (b)  Duties with Respect to the Issuer.

                  (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections
         2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

                  (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in
         Section 5.2(f) of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Owner Trustee and the General Partner set forth in Section 5.6(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                  (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                  (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

                  (c) Tax Matters. The Servicer shall prepare and file, on behalf of the General Partner, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the General Partner.

                  (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                              (A) the amendment of or any supplement to the
                    Indenture;

                              (B) the initiation of any claim or lawsuit by the
                    Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                              (C) the amendment, change or modification of this
                    Agreement or any of the Basic Documents;

                              (D) the appointment of successor Note Registrars,
                    successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

                              (E) the removal of the Trustee.

                  (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Estate pursuant to
Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

          SECTION 10.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

          SECTION 10.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.


                                   ARTICLE XI

                            Miscellaneous Provisions

          SECTION 11.1. Amendment. (a) This Agreement may be amended from time to time by the Representative, the Seller, the Servicer and the Owner Trustee, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Security Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided further that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer in the Trust.

          This Agreement may also be amended from time to time by the Representative, the Seller, the Servicer and the Owner Trustee, with the consent of the Security Insurer, the consent of the Trustee, the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates, of each class affected thereby; provided further, that if an Insurer Default has not occurred and is continuing, such action shall not materially adversely affect the interest of the Security Insurer.

          Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

          Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.2(i)(1) has been delivered. The Owner Trustee and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

          (b) Notwithstanding anything to the contrary contained in subsection 11.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Agreement, the Spread Account, the Specified Spread Account Requirement, a Trigger Event or any component definition of a Trigger Event and
(ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Security Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders or the Certificateholders.

          SECTION 11.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Indenture Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Security Insurer, the Owner Trustee and the Indenture Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Security Insurer, the Owner Trustee and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Security Insurer, stating either
(A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

          (c) Each of the Seller and the Servicer shall have an obligation to give the Security Insurer, the Owner Trustee and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and Payahead Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Trustee. Indication of the Issuer's and the Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

          (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Trustee.

          (g) The Servicer shall permit the Trustee and the Security Insurer and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable or any other portion of the Trust Property. The preceding sentence shall not create any duty or obligation on the part of the Trustee to perform any such acts.

          (h) Upon request, the Servicer shall furnish to the Security Insurer, the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i) The Servicer shall deliver to the Security Insurer, the Owner Trustee and the Trustee:

                    (1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 11.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Security Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

          Each Opinion of Counsel referred to in clause (l) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

          (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to
Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

          SECTION 11.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to TMS Auto Holdings, Inc., 1625 West North Market Blvd., Suite 210, Sacramento, California 95834, Attention: Executive Vice President with a copy to: The Money Store Inc., 2840 Morris Ave., Union, New Jersey, 07083, Attention: Executive Vice President (b) in the case of the Servicer to The Money Store Auto Finance Inc., 1625 West North Market Blvd., Suite 210, Sacramento, California 95834,
Attention: President, with a copy to: The Money Store Inc., 2840 Morris Ave., Union, New Jersey, 07083, Attention: Executive Vice President (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, with a copy to Bankers Trust Company, 4 Albany Street, New York, New York 10006, Attention: Corporate Trust Agency, Structured Finance, 10th floor,
(d) in the case of the Trustee the Indenture Collateral Agent or the Collateral Agent, at the Corporate Trust Office, (e) in the case of the Security Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022; Attention: Senior Vice President, Surveillance (in each case in which notice or other communication to the Security Insurer refers to a Servicer Default, a claim on the Certificate Policy, a Deficiency Notice pursuant to
Section 5.4 of this Agreement or with respect to which failure on the part of the Security Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head -- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

          SECTION 11.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trustee and the Security Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66% of the principal amount of the outstanding Notes and the Holders of Certificates evidencing not less than 66% of the Certificate Balance).

          SECTION 11.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee and for the benefit of the Certificateholders (including the General Partner), the Trustee and the Noteholders, as third-party beneficiaries. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy or the Certificate Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 11.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 11.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.10. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

          SECTION 11.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

          SECTION 11.12. Limitation of Liability of Owner Trustee and Trustee.
(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Bankers Trust (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Bankers Trust (Delaware) in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Norwest Bank Minnesota, National Association, not in its individual capacity but solely as Trustee and in no event shall Norwest Bank Minnesota, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          SECTION 11.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

          SECTION 11.14. No Joint Venture. Nothing contained in this Agreement
(i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          SECTION 11.15. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Nothing in this Agreement, express or implied, shall give to any Person, other than express third-party beneficiaries, the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement. Except as expressly stated otherwise herein or in the Related Documents, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion.

          SECTION 11.16. Disclaimer by Security Insurer. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policies) upon delivery of a written notice to the Owner Trustee and the Indenture Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                            THE MONEY STORE AUTO TRUST 1996-1

                                            By BANKERS TRUST (DELAWARE),
                                            not in its individual capacity but
                                            but solely as Owner Trustee on
                                            behalf of the Trust,

                                            By /s/M. Lisa Wilkins
                                            Name: M. Lisa Wilkins
                                            Title:Assistant Secretary

                                            TMS AUTO HOLDINGS, INC.,
                                            Seller,

                                            By /s/ Morton Dear
                                              Name:Morton Dear
                                              Title:Executive Vice President

                                            THE MONEY STORE AUTO FINANCE INC.,
                                            Servicer,

                                            By /s/ Morton Dear
                                              Name:Morton Dear
                                              Title:Executive Vice President

                                            THE MONEY STORE INC.,
                                            Representative,

                                            By /s/ Morton Dear
                                              Name: Morton Dear
                                              Title:Executive Vice President

Acknowledged and Accepted:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, Collateral Agent and Indenture Collateral Agent


By /s/ Michael G. Luger
  Name: Michael G. Luger
  Title: Corporate Trust Officer

                                                    SCHEDULE A

                            Schedule of Receivables

                                                           EXHIBIT A


                         SUBSEQUENT TRANSFER AGREEMENT


          TRANSFER No.    OF SUBSEQUENT RECEIVABLES dated as of , 1996, among
THE MONEY STORE AUTO TRUST 1996-1, a Delaware business trust (the "Issuer"), TMS AUTO HOLDINGS, INC., a Delaware corporation (the "Seller"), THE MONEY STORE
AUTO FINANCE INC. a Delaware corporation (the "Servicer"), and THE MONEY STORE INC., a New Jersey corporation (the "Representative") pursuant to the Sale and Servicing Agreement referred to below.


                               W I T N E S E T H:

          WHEREAS the Issuer, the Seller, the Servicer and the Representative are parties to the Sale and Servicing Agreement, dated as of May 31, 1996 (as amended or supplemented, the "Sale and Servicing Agreement");

          WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables to the Issuer; and

          WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

          NOW, THEREFORE, the Issuer, the Seller and the Servicer hereby agree as follows:

          l. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

          "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, ____________, 1996.

          "Subsequent Transfer Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, , 1996.

          2. Schedule of Receivables. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

          3. Conveyance of Subsequent Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $ , the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

          (a) the Subsequent Receivables, and all moneys due thereon, on or after the related Subsequent Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon, on and after the related Subsequent Cutoff Date, in the case of Simple Interest Receivables;

          (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

          (c) any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

          (d) any proceeds with respect to the Subsequent Receivables from recourse to Dealers in respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (e) the related Receivables Files;

          (f) its rights and benefits, but none of its obligations or burdens, under the Subsequent Transfer Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of TMS Auto Finance under the Subsequent Purchase Agreement, on or after the Subsequent Cutoff Date; and

          (g) the proceeds of any and all of the foregoing.

          4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

                    (a) Legal, Valid and Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity).

                    (b) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                    (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                    (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller and shall have duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                    (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                    (f) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                    (g) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

                    (h) Principal Balance. The aggregate Principal Balance of the Receivables listed on the supplement to Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Subsequent Cutoff Date is $ .

          5. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section 3.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) to the Sale and Servicing Agreement shall have been satisfied, including the deposit of $_________ in the Payahead Account, representing the payahead amounts on those Subsequent Receivables which are Precomputed Receivables for which certain amounts have been prepaid.

                  (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section
         3.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

          6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

          7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

          8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


        IN WITNESS WHEREOF, the Issuer, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                                            THE MONEY STORE AUTO TRUST 1996-1


                                                   by BANKERS TRUST (DELAWARE)
                                                   not in its individual
                                                   capacity but solely as Owner
                                                   Trustee on behalf of the
                                                   Trust,

                                                     By_______________________
                                                       Title:

                                                     TMS AUTO HOLDINGS, INC.
                                                      Seller,

                                                     By_______________________
                                                       Title:

                                                     THE MONEY STORE AUTO
                                                       FINANCE INC.
                                                     Servicer,

                                                     By_______________________
                                                       Title:

                                                     THE MONEY STORE INC.,
                                                              Representative


                                                     By_______________________
                                                       Title:

Acknowledged and Accepted:

         NORWEST BANK MINNESOTA,
           NATIONAL ASSOCIATION,
         not in its individual
         capacity but solely as
         Trustee, Collateral Agent
         and Indenture Collateral
         Agent


         by__________________________________
             Title: